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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          MARVELL TECHNOLOGY GROUP LTD.
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             (Exact name of registrant as specified in its charter)

                 Bermuda                                        77-0481679
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(State of incorporation or organization)           (I.R.S. Employer Identification No.)

    Richmond House, 3rd Floor, 12 Par la Ville Road, Hamilton HM DX, Bermuda
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              (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of               If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act             securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A.(c),              and is effective pursuant to General Instruction A.(d),
please check the following box. [ ]                                  please check the following box. [X]


Securities Act registration statement file number to which this form relates:
333-33086 (if applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

                   Title of each class                                     Name of each exchange on which
                   to be so registered                                     each class is to be registered
None                                                           Not Applicable
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

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.002 per share
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                                (Title of Class)


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                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     THE REGISTRANT IS REGISTERING SHARES OF COMMON STOCK, PAR VALUE $0.002 PER SHARE (THE "COMMON STOCK"), PURSUANT TO A REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-33086) WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON MARCH 23, 2000, AS AMENDED (THE "REGISTRATION STATEMENT"). INFORMATION WITH RESPECT TO THE COMMON STOCK IS INCORPORATED HEREIN BY REFERENCE TO THE SECTION CAPTIONED "DESCRIPTION OF CAPITAL STOCK-COMMON STOCK" IN THE PROSPECTUS FORMING A PART OF THE REGISTRATION STATEMENT, INCLUDING ANY PROSPECTUS RELATING THERETO FILED PURSUANT TO RULE 424(b) OF THE SECURITIES ACT OF 1933, AS AMENDED. SUCH REGISTRATION STATEMENT AND ALL AMENDMENTS TO THE REGISTRATION STATEMENT ARE HEREBY DEEMED TO BE INCORPORATED BY REFERENCE.

ITEM 2. EXHIBITS.

        3.1*      Memorandum of Association

        3.2**     Amended and Restated Bye-Laws

        4.1***    Specimen Common Stock Certificate


* Incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-33086) filed with the SEC on March 23, 2000.

**   Incorporated by reference from Exhibit 3.2 to Amendment No. 4 to the
Registrant's Registration Statement on Form S-1 (Registration No. 333-33086) filed with the SEC on June 8, 2000.

*** Incorporated by reference from Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-33086) filed with the SEC on May 5, 2000.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  June 17, 2000                   MARVELL TECHNOLOGY GROUP LTD.


                                       By: /s/ Sehat Sutardja
                                           -------------------------------------
                                           Sehat Sutardja
                                           Chief Executive Officer and President


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